Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-11 of Colony Financial, Inc, to be filed pursuant to Rule 462(b) under the Securities Act of 1933, of the reference to our firm under the caption “Experts” and of our reports dated March 7, 2011, with respect to the consolidated financial statements of Colony Financial, Inc. and the effectiveness of internal control over financial reporting of Colony Financial, Inc., the financial statements of ColFin WLH Funding, LLC and the financial statements of ColFin NW Funding, LLC, included in its Annual Report (Form 10-K) for the year ended December 31, 2010, and our report dated December 20, 2010 with respect to the financial statements of ColFin FRB Investor, LLC included in the Current Report on Form 8-K/A dated March 18, 2011, all included or incorporated by reference in the Registration Statement on Form S-11 (No. 333-172975) and related Prospectus, as amended.

/s/ Ernst & Young LLP

Los Angeles, California

March 31, 2011